INDEPENDENT AUDITORS'CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-85299, 333-85297, 333-85295, 333-85293, 333-85291, 333-85289, 333-85301, and
333-85303 dated August 16, 1999; 333-67131, 333-67133 and 333-67135 dated
November 12, 1998; 333-51647 dated May 1, 1998; 333-45491, 333-45493, 333-45495,
333-45507, and 333-45499 dated February 3, 1998; 333-45423 dated February 2,
1998; 33-75564, 33-75566, 33-75568, 33-75572, 33-75574, 33-67822, and 33-67824
dated February 1, 1995;  33-92430, 33-92428, 33-92432, and 33-92426 dated May
17, 1995; 33-92862 and 33-92860 dated May 30, 1995; 33-92858 dated June 1, 1995;
333-12941, 333-12875, and 333-12939 dated September 27, 1996; and 333-17179 dated December 3, 1996 of BorgWarner Inc. (formerly Borg-Warner Automotive, Inc.) on Form S-8 of our report, incorporated by reference in the Annual Report on Form 10-K of BorgWarner Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Chicago, Illinois
March 17, 2000